CUSIP No. 56608A 105	13D	Page 12 of 12 pages

Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of October, 2021.

MARBLEGATE ACQUISITION LLC
By: Marblegate Asset Management, LLC, its managing member

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title: Managing Partner

MARBLEGATE ASSET MANAGEMENT, LLC

By:	/s/ Andrew Milgram
Name:	Andrew Milgram
Title:	Managing Partner

ANDREW MILGRAM

/s/ Andrew Milgram

PAUL ARROUET

/s/ Paul Arrouet